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                                                                EXHIBIT 23.1(a)


                        CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
Golden State Financial Corporation:


     We consent to the use of our report dated July 20, 1998, included herein, relating to the consolidated statements of financial condition of Golden State Financial Corporation and subsidiaries as of June 30, 1998 and 1997, and the related consolidated statements of operations, stockholder's equity and cash flows for each of the years in the three-year period ended June 30, 1998, which report appears in the Form 8-K of Golden State Financial Corporation dated September 25, 1998.




                                                  /s/ KPMG Peat Marwick LLP
                                                  KPMG Peat Marwick LLP




Los Angeles, California
September 24, 1998